Exhibit 99.1

News Release

Media Contact:	Roger Hoadley VP, Communications rhoadley@waddell.com

Waddell & Reed Financial Announces Additional Actions
to Enhance Organizational Agility and Accelerate Business Transformation

Overland Park, KS, June 19, 2019 — Waddell & Reed Financial, Inc. (NYSE: WDR) today announced several additional steps to continue to position itself for future organic and inorganic growth:

Brent Bloss, Chief Operating Officer, expands his role overseeing all Company operations including technology enablement, wealth management, investment risk management, investment operations and trading, legal and compliance, transfer agency and corporate administration. Ben Clouse, Chief Financial Officer, will continue to oversee the finance function and adds responsibilities for mutual fund accounting and procurement. He also will spearhead and oversee the consolidation and enhancement of the enterprise-wide data analytics function over the long-term. Christopher Rackers has been named Chief Administrative Officer. Rackers, who previously was Chief Human Resources Officer, continues to oversee all human resources and internal communications activities and adds responsibilities for corporate real estate, enterprise project management organization (EPMO), external communications, marketing, corporate strategic initiatives and philanthropy.

Together with last week’s announcement of the hiring of Dan Hanson as Chief Investment Officer, these additional steps position the Company to accelerate its business transformation and better enable long-term organizational agility and effectiveness.

In addition, the firm announced its intent to outsource the transactional processing operations of its internal transfer agency to SS&C Asset Manager Solutions (formerly DST Asset Manager Solutions), one of the Company’s long-term technology partners. The outsourcing process is anticipated to conclude by the end of 2019. The Company expects the change to be seamless for fund shareholders, financial advisors and business partners. The Company’s client call center is not impacted by the move and will remain in place, focused on ensuring great experiences for financial advisors and fund shareholders.

“We continue to assess the servicing needs of clients through the most efficient and cost-effective approaches,” Brent Bloss, Chief Operating Officer stated. “The move to outsource transactional processing operations to SS&C, our current recordkeeping technology provider, positions us for a smooth transition for all stakeholders.”

Savings generated from this move will help to reduce expenses to mutual fund shareholders. The move will also simplify the organizational structure and better position the organization to achieve its long-term strategic objectives.

“As we transition to the next phase of our business transformation focused on strategic growth, these leadership and organizational changes will better enable us to be an agile, fast-moving organization to effectively compete in today’s dynamic marketplace,” said Philip Sanders, Chief Executive Officer.”

About the Company

Through its subsidiaries, Waddell & Reed Financial, Inc. has provided investment management and wealth management services to clients throughout the United States since 1937. Today, we distribute our investment products through the unaffiliated channel under the IVY INVESTMENTS® brand (encompassing broker/dealer, retirement, and registered investment advisors), our wealth management channel (through independent financial advisors associated with WADDELL & REED, INC.), and our institutional channel (including defined benefit plans, pension plans, endowments and subadvisory relationships). For more information, visit ir.waddell.com.

IVY INVESTMENTS® refers to the investment management and investment advisory services offered by Ivy Investment Management Company, the financial services offered by Ivy Distributors, Inc., a FINRA member broker dealer and the distributor of the IVY FUNDS® mutual funds and IVY VARIABLE INSURANCE PORTFOLIOS®, and the financial services offered by their affiliates.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current views and assumptions of management with respect to future events regarding our business and industry in general. These forward-looking statements include all statements, other than statements of historical fact, regarding our business strategy and other plans and objectives for future operations, including statements with respect to organic and inorganic growth and the transformation of our business. These statements are generally identified by the use of such words as “will,” “continue,” “anticipated,” “intent,” and similar statements of a future or forward-looking nature. Readers are cautioned that any forward-looking information provided by us or on our behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors, including but not limited to those disclosed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2018.

The foregoing factors should not be construed as exhaustive and should be read together with other cautionary statements included in this and other reports and filings we make with the Securities and Exchange Commission, including the information in Item 1 “Business” of Part I and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Part II to our Annual Report on Form 10-K for the year ended December 31, 2018 and as updated in our quarterly reports on Form 10-Q for the year ending December 31, 2019. All forward-looking statements speak only as of the date on which they are made and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.